Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


WOW Entertainment, Inc.
(formerly American Gaming & Entertainment, Ltd.)
Indianapolis, Indiana


We consent to the incorporation by reference in the Registration Statement of WOW Entertainment, Inc. on Form S-8 (Registration Nos. 33-57194, 33-80714 and 33-87790) of our report dated March 17, 2000, appearing in this Annual Report on Form 10-KSB of WOW Entertainment, Inc. for the eight months ended August 31, 2000.




/s/ MINTZ ROSENFELD & COMPANY LLC

Fairfield, New Jersey
November 16, 2000